UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

Earth Science Tech, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55000	80-0961484
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8950 SW 74th Court

Suite 101

Miami, FL 33156

(Address of principal executive offices)

(305) 724-5684

Registrant’s telephone number, including area code

NA

(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value	ETST	Over the Counter Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b)	Departure of Directors or Certain Officers

On July 15, 2023, Wendell Hecker resigned from his role as Chief Financial Officer (“CFO”) position with Earth Science Tech, Inc. (the “Company”). His resignation was not from a result of any disagreement with the Company or any other entity or any matter relating to the operations, policies (including accounting or financial policies) or practices of the Company.

Item 5.02(c)	Election of Certain Officers

On July 17, 2023, the Board of Directors of the Company appointed Gabrielle Schuster as the Company’s CFO, succeeding Wendell Hecker. Gabrielle Schuster will receive eight hundred seven dollars and seventy cents bi-weekly.

Biological Information

Gabrielle Schuster – Age 54

Gabrielle Schuster is a licensed Certified Public Accountant and member of the AICPA. She is a graduate of Florida Atlantic University and holds a Bachelor of Science degree, majoring in accounting. Gabrielle has over 10 years of experience working in the public accounting arena with extensive experience in financial statement audit, controls assessment, and financial reporting. She began her career at Deloitte performing financial statement audits for both publicly traded and privately held clients. She continued her career accomplishments at Ryder Systems, Inc. and Tyco International focusing on management of the close process and operational reporting. Gabrielle went on to serve as controller in a variety of industries including real estate & property management, and medical consulting where she excelled in building accounting teams, developing refined month end close processes and automating financial reporting and consolidation. In 2015, Gabrielle joined IZ Forensics, LLC providing business consulting and outsourced controller services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: July 17, 2023	By:	/s/ Giorgio R. Saumat
Giorgio R. Saumat
CEO and Chairman of the Board